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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 29, 2002
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                             SONIC AUTOMOTIVE, INC.
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               (Exact Name of Registrant as Specified in Charter)

                                    Delaware

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                 (State or Other Jurisdiction of Incorporation)

         1-13395                                        56-201079

  (Commission File Number)                 (I.R.S. Employer Indentification No.)

5401 E. Independence Boulevard Charlotte, North Carolina                28212
(Address of Principal Executive Offices)                              (Zip Code)

       Registrant's telephone number, including area code: (704) 566-2400


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Item 2.  Acquisition or Disposition of Assets

         On March 29, 2002, Sonic Automotive, Inc. ("Sonic") acquired 15 automobile dealerships owned directly or indirectly by Donald E. Massey (the "Massey Acquisition") in a series of related transactions. The acquired dealerships are located in California, Colorado, Florida, North Carolina, Michigan, Tennessee and Texas, and sell the following brands of new vehicles:
Buick, Cadillac, Chevrolet, GMC, Oldsmobile, Pontiac, Rolls Royce/Bentley and Saab.

         As part of the Massey Acquisition and pursuant to an Asset Purchase Agreement dated as of January 11, 2002 by and between Sonic and The Donald E. Massey Revocable Trust (the "Trust"), Sonic acquired all of the inventory, equipment and certain other assets of Capitol Cadillac, Inc., a Michigan corporation, Don Massey Buick, Inc., a Colorado corporation, Don Massey Cadillac, Inc., a Colorado corporation, Don Massey Cadillac, Inc., a Michigan corporation, Don Massey Cadillac, Inc., a Texas corporation, Massey Cadillac, Incorporated, a Florida corporation, Massey Cadillac-Oldsmobile, Ltd., a Florida limited partnership, Massey Cadillac, Inc., a California corporation, and Massey Chevrolet, Inc., a California corporation, and certain of the inventory, equipment and other assets of Crest Cadillac, Inc., a Tennessee corporation. Pursuant to the Asset Purchase Agreement, Sonic paid approximately $95.8 million in cash and assumed approximately $108.8 million in vehicle floor plan debt (pursuant to Sonic's existing floor plan credit facilities with General Motors Acceptance Corporation and Chrysler Financial Company LLC). Sonic did not acquire all of the ordinary course of business assets of these dealerships, such as accounts receivable, and also did not assume any ordinary course of business liabilities of these dealerships, such as accounts payable and other accrued liabilities. Accordingly, the amount of consideration for this asset purchase transaction may not reflect normal working capital investment in dealership operations.

         Sonic also acquired all of the outstanding shares of Arngar, Inc., a North Carolina corporation, for approximately $14.3 million in cash pursuant to a Stock Purchase Agreement, dated as of January 11, 2002, by and between Sonic and the Trust.

         In addition, Sonic acquired all of the issued and outstanding shares of Massey Cadillac, Inc., a Texas corporation, and Massey Cadillac, Inc., a Tennessee corporation, for 1,470,588 shares of Sonic's Class A Common Stock pursuant to a Stock Purchase Agreement, dated as of January 11, 2002, by and between Sonic and the Trust. These shares had an aggregate fair market value of approximately $44 million based on the $29.98 closing price of Sonic's Class A Common Stock on the New York Stock Exchange on March 28, 2002. For purchase accounting purposes, however, Sonic has valued the 1,470,588 shares of Class A Common Stock issued pursuant to this Stock Purchase Agreement at approximately $38.0 million. The total number of shares issued in the Massey Acquisition is subject to adjustment based upon indemnification or other obligations of the sellers that arise within 90 days of the closing date.

         With respect to the shares of Sonic's Class A Common Stock issued to the Trust pursuant to the Stock Purchase Agreement, the Trust has agreed to certain "lock up" arrangements for a period of two years following the March 29, 2002 closing date of the acquisition. Specifically, the Trust has agreed that it will not during the first year following the closing, directly or indirectly, offer, pledge, sell, sell short, contract

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to sell, or grant any option, right or warrant for the sale of, any of the shares, nor will it enter into any swap or other hedging transaction or arrangement that transfers, in whole or in part, the economic consequence of ownership of the shares. The only exception to the Trust's obligations in this regard are that the Trust may transfer the shares to Mr. Massey or his lineal descendants on the condition that the transferee agree to the same restrictions. During the second year following the closing, the Trust may sell such number of shares from time to time that would otherwise be permitted under the volume restrictions of Rule 144(e) of the Securities Act of 1933, as amended.

         The total purchase price for the Massey Acquisition was based on Sonic's internally determined valuation of the dealerships and their assets. The cash portion of the purchase price for the Massey Acquisition was financed by cash generated from Sonic's existing operations and by borrowings under Sonic's revolving credit facility with Ford Motor Credit Company, Chrysler Financial Company LLC and Toyota Motor Credit Corporation.

         In addition to the assets acquired above, Sonic also acquired one parcel of real property located in Houston, Texas for approximately $4.0 million in cash. This purchase was financed by cash generated from Sonic's existing operations and by borrowings under Sonic's Construction/Mortgage credit facility with Ford Motor Credit Company. Sonic currently intends to sell this real property.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

         The financial statements of the businesses acquired in the Massey Acquisition will be filed in an amendment to this Current Report on Form 8-K.

         (b)      Pro Forma Financial Information

         The pro forma financial information required for the businesses acquired in the Massey Acquisition will be filed in an amendment to this Current Report on Form 8-K.

         (c)      Exhibits

Exhibit No.                                   Description
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2.1               Asset Purchase Agreement dated as of January 11, 2002 by and among Sonic and the Trust*
2.2 Stock Purchase Agreement dated as of January 11, 2002 by and among Sonic and the Trust*
2.3 Stock Purchase Agreement dated as of January 11, 2002 by and among Sonic and the Trust*

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* Certain portions of these exhibits have been omitted pursuant to a request for confidential treatment filed with the Commission

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SONIC AUTOMOTIVE, INC.

                                     By: /s/ Theodore M. Wright
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                                         Theodore M. Wright
                                         Vice President, Chief Financial Officer
                                         and Treasurer
                                         (Principal Financial and Accounting
                                         Officer)

Dated: April 15, 2002

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